SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Jefferies Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.: 14A

	(3)	Filing Party: Jefferies Group, Inc.

	(4)	Date Filed: April 14, 2010

JEFFERIES GROUP, INC.
520 Madison Avenue
New York, New York 10022
April 14, 2010
SUPPLEMENT TO PROXY STATEMENT

     On April 7, 2010, we filed with the U.S. Securities and Exchange Commission, and mailed to each shareholder entitled to vote at our 2010 Annual Meeting a definitive proxy statement (the “Proxy Statement”) and proxy card.
     In the Proxy Statement under the heading Transactions with Related Persons — Leucadia National Corporation, we stated that “The closing price on the Australian Stock Exchange on February 19, 2010, when converted to US dollars at then current exchange rates, was US$4.56 per share.” There was a computational error when calculating the applicable exchange rate and the closing price in Australian dollars was AU$4.89 per share, or when converted at an exchange rate of ..8909:1, resulted in a US dollar closing price of $4.3565 per share. Thus, this sentence should have read “The closing price on the Australian Stock Exchange on February 19, 2010, when converted to US dollars at then current exchange rates, was US$4.3565 per share.”
End of Filing